UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________________________________________
FORM 8-K
___________________________________________________________

Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 4, 2015

__________________________________________________________

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

___________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On May 4, 2015, PetroQuest Energy, Inc. (the "Company") announced a net loss to common stockholders for the quarter ended March 31, 2015 of ($122,240,000), or ($1.89) per share, compared to first quarter 2014 net income available to common stockholders of $10,043,000, or $0.15 per share. During the first quarter of 2015, the Company recorded a non-cash ceiling test write-down of $108,911,000 as a result of the impact of lower commodity prices on its net discounted cash flows from its proved reserves.
Discretionary cash flow for the first quarter of 2015 was $10,606,000, as compared to $34,488,000 for the comparable 2014 period. Net cash flow provided by operating activities totaled $23,231,000 and $45,289,000 during the first quarters of 2015 and 2014, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Oil and gas sales during the first quarter of 2015 were $33,451,000, as compared to $59,966,000 in the first quarter of 2014. Production for the first quarter of 2015 was 10,375,330 Mcfe, as compared to 9,769,110 Mcfe in the first quarter of 2014. Stated on an Mcfe basis, unit prices received during the first quarter of 2015 were 48% lower than the comparable 2014 period.
Lease operating expenses (“LOE”) for the first quarter of 2015 totaled $10,902,000, as compared to $12,258,000 in the first quarter of 2014. LOE per Mcfe was $1.05 in the first quarter of 2015, as compared to $1.25 in the first quarter of 2014. The decrease in total and per unit lease operating expenses is primarily the result of increased production from the Company's onshore properties which typically incur lower per unit lease operating expenses as well as the divestment of our Eagle Ford properties during September 2014.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the first quarter of 2015 was $1.96 per Mcfe as compared to $2.06 per Mcfe in the first quarter of 2014. The decrease in the per unit DD&A rate is primarily the result of the Company's successful drilling programs in its Carthage and Oklahoma fields, which have a lower cost per unit as compared to the overall amortization base.
General and administrative expenses during the first quarter of 2015 totaled $5,339,000, as compared to $6,242,000 during the 2014 period. The decrease in general and administrative expenses is primarily due to lower employee related costs including share based compensation during the 2015 period. Included in first quarter 2015 and 2014 general and administrative expenses were share based compensation costs of $1,519,000 and $1,762,000, respectively.
Interest expense for the first quarter of 2015 increased to $7,874,000, as compared to $7,636,000 in the first quarter of 2014. The increase in interest expense was primarily the result of increased borrowings under the Company's revolving credit facility.

The following table sets forth certain information with respect to our oil and gas operations for the periods noted. These historical results are not necessarily indicative of results to be expected in future periods.

	Three Months Ended March 31,
	2015	2014
Production:
Oil (Bbls)	147,214	242,283
Gas (Mcf)	7,915,504	7,184,130
Ngl (Mcfe)	1,576,540	1,131,282
Total Production (Mcfe)	10,375,330	9,769,110
Avg. Daily Production (MMcfe/D)	115.3	108.5
Sales:
Total oil sales	$6,952,900	$24,140,656
Total gas sales	21,650,095	29,557,335
Total ngl sales	4,848,046	6,268,406
Total oil and gas sales	$33,451,041	$59,966,397
Average sales prices:
Oil (per Bbl)	$47.23	$99.64
Gas (per Mcf)	2.74	4.11
Ngl (per Mcfe)	3.08	5.54
Per Mcfe	3.22	6.14
The above sales and average sales prices include increases (decreases) to revenue related to the settlement of gas hedges of $2,324,000 and ($2,969,000), Ngl hedges of $21,000 and zero and oil hedges of $27,000 and ($434,000) for the three months ended March 31, 2015 and 2014, respectively.

The following initiates guidance for the second quarter of 2015:

Guidance for
Description	2nd Quarter 2015

Production volumes (MMcfe/d)	125 - 131

Percent Gas	76%
Percent Oil	8%
Percent NGL	16%

Expenses:
Lease operating expenses (per Mcfe)	$1.05 - $1.15
Production taxes (per Mcfe)	$0.08 - $0.12
Depreciation, depletion and amortization (per Mcfe)	$1.65 - $1.75
General and administrative (in millions)*	$5.0 - $5.5
Interest expense (in millions)	$7.6 - $8.1

* Includes non-cash stock compensation estimate of $1.6 million

Operations Update
In East Texas, the Company recently completed its PQ #18 horizontal Cotton Valley well (NRI - 38%) and will begin flowback this week. The Company's previously reported PQ #16 (NRI - 77%) and #17 wells (NRI - 77%), which achieved maximum 24-hour rates of 16.7 MMcfe/d and 14.2 MMcfe/d, respectively, have realized 30 day average production rates of 16.0 MMcfe/d and 13.7 MMcfe/d, respectively. The initial and 30 day average rates for the 2015 wells are 36% and 29% higher than the respective average rates of the six wells drilled during 2014.

The Company's PQ #18 well is the last well scheduled in its 2015 Cotton Valley program. Based upon the success of the 2014 and 2015 drilling programs the Company will monitor commodity prices and service costs to determine an optimal time to re-initiate its Cotton Valley drilling program.

In the Gulf Coast, the Company's Thunder Bayou facility project is in the final stages of construction. Adverse weather has slightly delayed the initiation of production and the Company now expects production to commence in approximately two to three weeks at a gross rate of approximately 38,000 Mcfe/d (NRI - 37%).

The Company's Pintail and Merganser prospects in its Fleetwood joint venture have reached total depth and have been determined to be non-commercial. The Company's total net cost for these two wells was approximately $1.6 million. Based upon improving oil prices and a lower service cost environment, the Company is evaluating its initial horizontal Widgeon prospect test (WI - 50%), which will target the liquids rich Cockfield tight sand formation, during the second half of 2015.

In the Woodford, the Company recently established production on nine wells in its West Relay field. These wells (average NRI – 15%) achieved an average per well maximum 24-hour gross rate of approximately 2,000 Mcf of gas and 360 barrels of natural gas liquids. The Company continues to run one rig in the wet gas area and expects to complete eight wells during the second quarter. In addition, the Company has recently begun completing eight dry gas wells (NRI – 14%) in its Hoss field, which should have first production in approximately four weeks.

Management Statement
“Our second quarter daily production guidance represents the highest production run rate in the Company's history,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “This record production profile coupled with a minimal capex program in the back half of 2015 should provide free cash flow generation later this year and allow us to achieve our 2015 goals of growing production while maintaining our liquidity position.”

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, Texas, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014, our estimate of the sufficiency of our existing capital sources, including availability under our senior secured bank credit facility and the result of any borrowing base redetermination, our ability to raise additional capital to fund cash requirements for future operations, the effects of a financial downturn or negative credit market conditions on our liquidity, business and financial condition, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our ability to find oil and natural gas reserves that are economically recoverable, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, our ability to realize the anticipated benefits from our joint ventures, the timing of development expenditures and drilling of wells, hurricanes, tropical storms and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracking operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the SEC. PetroQuest undertakes no duty to update or revise these forward-looking statements.
Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$14,209	$18,243
Revenue receivable	13,691	16,485
Joint interest billing receivable	32,202	46,778
Derivative asset	11,121	8,631
Prepaid drilling costs	1,033	847
Other current assets	6,684	5,566
Total current assets	78,940	96,550
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	2,270,360	2,222,753
Unevaluated oil and gas properties	88,762	109,119
Accumulated depreciation, depletion and amortization	(1,777,246)	(1,648,060)
Oil and gas properties, net	581,876	683,812
Other property and equipment	15,033	14,953
Accumulated depreciation of other property and equipment	(10,649)	(10,313)
Total property and equipment	586,260	688,452
Derivative asset	192	—
Other assets, net of accumulated depreciation and amortization of $8,426 and $7,847, respectively	5,563	5,893
Total assets	$670,955	$790,895
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$88,057	$102,954
Advances from co-owners	35,001	12,819
Oil and gas revenue payable	20,849	22,333
Accrued interest and preferred stock dividend	4,113	12,764
Asset retirement obligation	1,910	2,756
Derivative liability	138	—
Accrued acquisition costs	8,238	17,690
Other accrued liabilities	5,990	5,394
Total current liabilities	164,296	176,710
Bank debt	85,000	75,000
10% Senior Notes	350,000	350,000
Asset retirement obligation	53,448	52,214
Other long-term liability	447	62
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 64,815 and 64,721 shares, respectively	65	65
Paid-in capital	287,454	285,957
Accumulated other comprehensive income	7,018	5,420
Accumulated deficit	(276,774)	(154,534)
Total stockholders’ equity	17,764	136,909
Total liabilities and stockholders’ equity	$670,955	$790,895

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2015	2014
Revenues:
Oil and gas sales	$33,451	$59,966
Expenses:
Lease operating expenses	10,902	12,258
Production taxes	956	1,477
Depreciation, depletion and amortization	20,654	20,428
Ceiling test write-down	108,911	—
General and administrative	5,339	6,242
Accretion of asset retirement obligation	859	791
Interest expense	7,874	7,636
	155,495	48,832
Other income:
Other income	157	189
Income (loss) from operations	(121,887)	11,323
Income tax benefit	(927)	—
Net income (loss)	(120,960)	11,323
Preferred stock dividend	1,280	1,280
Income (loss) available to common stockholders	$(122,240)	$10,043
Earnings per common share:
Basic
Net income (loss) per share	$(1.89)	$0.15
Diluted
Net income (loss) per share	$(1.89)	$0.15
Weighted average number of common shares:
Basic	64,774	63,846
Diluted	64,774	63,902

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(120,960)	$11,323
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred tax benefit	(927)	—
Depreciation, depletion and amortization	20,654	20,428
Ceiling test writedown	108,911	—
Accretion of asset retirement obligation	859	791
Share-based compensation expense	1,478	1,389
Amortization costs and other	591	557
Payments to settle asset retirement obligations	(894)	(718)
Changes in working capital accounts:
Revenue receivable	2,794	2,464
Prepaid drilling and pipe costs	(186)	(43)
Joint interest billing receivable	14,439	2,684
Accounts payable and accrued liabilities	(24,561)	246
Advances from co-owners	22,182	6,033
Other	(1,149)	135
Net cash provided by operating activities	23,231	45,289
Cash flows used in investing activities:
Investment in oil and gas properties	(36,033)	(41,792)
Investment in other property and equipment	(80)	(205)
Net cash used in investing activities	(36,113)	(41,997)
Cash flows provided by (used in) financing activities:
Net proceeds for share based compensation	405	911
Deferred financing costs	(273)	(81)
Payment of preferred stock dividend	(1,284)	(1,284)
Proceeds from bank borrowings	15,000	5,000
Repayment of bank borrowings	(5,000)	(5,000)
Net cash provided by (used in) financing activities	8,848	(454)
Net increase (decrease) in cash and cash equivalents	(4,034)	2,838
Cash and cash equivalents, beginning of period	18,243	9,153
Cash and cash equivalents, end of period	$14,209	$11,991
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$17,943	$18,131
Income taxes	$20	$—

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended
	March 31,
	2015	2014
Net income (loss)	$(120,960)	$11,323
Reconciling items:
Deferred tax benefit	(927)	—
Depreciation, depletion and amortization	20,654	20,428
Ceiling test writedown	108,911	—
Accretion of asset retirement obligation	859	791
Non-cash share based compensation expense	1,478	1,389
Amortization costs and other	591	557
Discretionary cash flow	10,606	34,488
Changes in working capital accounts	13,519	11,519
Settlement of asset retirement obligations	(894)	(718)
Net cash flow provided by operating activities	$23,231	$45,289

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 4, 2015
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President,
Chief Financial Officer
(Authorized Officer and Principal
Financial Officer)